Exhibit 23(vi)

                     INDEPENDENT AUDITORS' CONSENT

     We consent to the use and incorporation by reference in this Registration Statement of MainStreet BankGroup Incorporated on
Form S-4 of our report dated January 12, 1995 relating to the consolidated financial statements of Hanover Bank and subsidiary, which report is included in the Annual Report on Form 10-K of MainStreet BankGroup Incorporated for the fiscal year ended December 31, 1994 appearing in the Prospectus, which is a part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                DELOITTE & TOUCHE LLP

Richmond, Virginia
September 17, 1997

                                 II-24
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